Exhibit 23.1

201 South Main Street		Mark E. Lehman
Suite 1800
Salt Lake City, Utah		Direct Dial
84111-2218	Salt Lake City, UT — Las Vegas, NV — Reno, NV	(801) 532-1234
Post Office Box 45898		E-Mail
Salt Lake City, Utah		MLehman@pasrsonsbehle.com
84145-0898
Telephone 801 532-1234
Facsimile 801 536-6111

March 17, 2009

Board of Directors

inContact, Inc.

7730 South Union Park Avenue, Suite 500

Midvale, UT 84047

Re:	Amendment No. 3
Registration Statement on Form S-8
SEC file No. 333-116055

Gentlemen:

We refer to the above-referenced amendment (the “Amendment”) to the registration statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), being filed by inContact, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”), on or about March 17, 2009. With the initial filing of the Registration Statement on June 1, 2004, our legal opinion regarding legality of the securities being registered was included as Exhibit 5.1, and that opinion has been incorporated by reference in the Amendment.

We hereby consent to the incorporation by reference of our legal opinion regarding legality of the securities being registered filed June 1, 2004, as Exhibit 5.1 to the Registration Statement in the Amendment, and further consent to the use of our name wherever appearing in the Amendment, including the Reoffer Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely,

/s/ Parsons Behle & Latimer
Parsons Behle & Latimer